                                                                    Exhibit 10.5

                            CONFIDENTIAL TREATMENT
   *****[Deleted pursuant to a request for Confidential Treatment and filed separately with the Securities and Exchange Commission]

          AGREEMENT, made as of the 2nd day of July 1998, between USA NETWORKS ("USA") and TITAN SPORTS, INC. ("Contractor") with respect to the production of and grant of certain rights in three series (the "Series") individually and collectively, (the "Series") of original television programs (the "Programs") presently entitled "WWF Raw/WWF War Zone" ("Raw"), "WWF Live Wire" ("Live Wire"), and "WWF Superstars" ("Superstars").

     1.   (a)  Contractor shall produce and deliver to USA a specified number of Programs of each Series during the Term (as defined in Section 5(a) below) hereof, as determined in accordance with Section 8 below. The Raw Programs either shall be live (i.e., as the matches occur in an arena) or taped,
                               ----
as determined in accordance with Section 1(b)(ii) below. The Live Wire Programs and the Superstars Programs shall be taped. Contractor shall deliver each taped Program to USA at its network control center in Jersey City, New Jersey (or at such other reasonable location as USA may designate) at least four (4) calendar days prior to the scheduled carriage date thereof.

          (b)  The following shall apply to Programs for the Raw Series:

               (i) Each Program shall have an aggregate running time of two hours (2:00:00), including crystal-black slugs for the insertion of twenty-eight minutes and fifty seconds (28:50) of commercial and promotional announcements, billboards and network identifications, in such format as USA shall determine. Each Program shall consist of either two (2) consecutive hours, or two (2) distinct, but connected, one (1) hours, as Contractor and USA mutually shall determine. Each taped Program will consist of arena matches, interviews and other entertainment material, as Contractor shall determine (subject to the provisions of Section

                            CONFIDENTIAL TREATMENT
   *****[Deleted pursuant to a request for Confidential Treatment and filed separately with the Securities and Exchange Commission]

4(b) below), consistent with the program style and quality delivered by Contractor to USA for similar programs during the first calendar quarter of 1998.

               (ii) Subject to Section 8(a) below, the Programs shall be delivered to enable USA to distribute one (1) new Program per week during the Term. Contractor shall deliver live Raw Programs at a rate of at least twenty-six (26) per each twelve-month period during the Term (September 28 - September
27). USA and Contractor, in good faith, mutually shall determine the schedule by which live Programs will be delivered.

          (c) The following shall apply to Programs for the Live Wire Series and the Superstars Series:

               (i) Each Program shall have an aggregate running time of sixty minutes (60:00), including crystal-black slugs for the insertion of thirteen minutes and forty seconds (13:40) of commercial and promotional announcements, billboards and network identifications, in such format as USA shall determine, and will consist of a content format to be mutually agreed upon by Contractor and USA in good faith. The program style, quality, and content shall be similar to that for the programs of such series delivered by Contractor to USA during the first calendar quarter of 1998.

               (ii) The Programs shall be delivered to enable USA to distribute one (1) new Program per week of each Series during the Term.

          (d) With respect to all three Series, the time in each Program not reserved for commercial and promotional announcements, network identifications and billboards shall be devoted entirely to program content and shall not include any promotional consideration units.

                            CONFIDENTIAL TREATMENT
   *****[Deleted pursuant to a request for Confidential Treatment and filed separately with the Securities and Exchange Commission]

          2. During the Term, USA shall have the exclusive right to distribute the Programs for all three Series within the United States, its territories and possessions (including Puerto Rico) and all U.S. Armed Forces Bases everywhere throughout the world (the "Territory"), including the right to distribute the Programs and each Series over the USA Network program service, in both the English and Spanish languages (Spanish language as part of a SAP simultaneous feed), to each of its respective affiliates for transmission by such affiliates. USA's affiliates may include CATV, MDS, SMATV, MATV, DBS, TVRO dishes or similar services. USA may record any Program and may use such recordings, or any portion(s) thereof, for the following purposes: (a) during the Term, for file, reference, audition and sales purposes and, in connection with USA's carriage of the Programs only, for publicity purposes, (b) during the Term, to broadcast or cablecast and authorize others to broadcast or cablecast excerpts (of up to 2 minutes duration) of such recordings at such times and at such places and in such manner as USA may elect, (c) during the Term, in connection with the advertising and publicizing of any Program or Series on, and as part of, USA's programming, and (d) during the Term, in connection with the carriages authorized in this Agreement.

          3. (a) During the Term, Contractor shall not carry or authorize the carriage of any Program or Series in any language by any other means whatsoever (including, without limitation, via personal computers, video-on-demand, pay-per-view, pay or basic cable, "superstations," conventional over-the-air television or locally-originated cable channels) in the Territory, without the prior written consent of USA. In addition, Contractor represents and warrants that no matches included in the taped Raw Programs shall have appeared earlier in any other program intended for reception by home television sets or personal computers in the

                            CONFIDENTIAL TREATMENT
   *****[Deleted pursuant to a request for Confidential Treatment and filed separately with the Securities and Exchange Commission]

Territory (other than in pay-per-view events and in programs on ABC, CBS, NBC or Fox). Any matches premiering in any Raw Program which later appear on other programs intended for reception by home television sets or personal computers in the Territory shall be accompanied by a courtesy credit to both USA and the Program.

          (b) Contractor agrees that it shall not authorize or produce any other series of wrestling programs to be carried by any other "basic" cable program service or "superstation" within the Territory during the Term, and it shall not authorize any other wrestling program specials or action programs or series produced by Contractor to be carried by any other "basic" cable program service or "superstation" within the Territory during the Term without first giving to USA a right of first refusal on the same terms as set forth in Section 5(b) below.

     4. (a) Each Program and Series shall conform to the reasonable program practices and standards of the USA Network program service from time to time established, including, without limitation, its standards against excessive violence. USA shall have the right, in its sole discretion, to edit, "lexicon" and/or delete any Program, or any portions thereof, (i) to ensure that such Program meets such reasonable program practices and standards, (ii) to ensure that such Program meets USA Network's commercial format and/or (iii) to enable USA to insert the commercial, public service and promotional announcements as provided for herein. Contractor shall reimburse USA for the cost of any editing required pursuant to (i) above. In no event, however, shall any credits in the Programs be deleted or changed (provided they are of customary length), including, without limitation, any credits of Contractor or copyright notices (but USA may reduce the end credits and/or copyright notices so that they can be displayed on a split screen, provided they are legible). USA also shall have the right to superimpose a

                            CONFIDENTIAL TREATMENT
   *****[Deleted pursuant to a request for Confidential Treatment and filed separately with the Securities and Exchange Commission]

transparent logo of the USA Network program service throughout each such carriage. In addition, if Contractor does not do so, USA may close caption the Programs, at its cost.

          (b) Notwithstanding anything to the contrary contained herein, USA shall be afforded the opportunity to review each Program delivered hereunder. In the event that USA, in the exercise of its complete and reasonable discretion, determines that any Program (or element(s) thereof) is unacceptable for carriage over the USA Network program service, for any reasonable reason whatsoever, including, but not limited to, the failure of such Program (or element(s) thereof) to meet USA Network's reasonable program practices and standards, then, as soon as practicable following receipt of such Program, USA may reject either such element(s) or the Program, in its entirety. If USA so rejects a Program (or element(s) thereof), Contractor shall provide a suitable Program (or substitute element(s) thereof) acceptable to USA within two (2) business days following such rejection. In its notice of rejection, USA may request that the originally delivered Program be provided, deleting those portions of the Program which USA determined were unacceptable. Without reducing Contractor's obligations hereunder, USA also shall have the right to edit any Program as provided in
Section 4(a) above.

          (c)  The following shall apply to the Raw Programs:

               (i) In connection with each live Program, Contractor shall be responsible for the complete production of both the live event included within the Program (the "Event") and the Program, including all costs related to the staging and production of the Event and the Program. Such production shall be of a quality at least equal to the Raw programs of the first calendar quarter of 1998. In addition, Contractor shall engage a producer, director, all the announcers and color commentators and all other appropriate production, technical and on-air

                            CONFIDENTIAL TREATMENT
   *****[Deleted pursuant to a request for Confidential Treatment and filed separately with the Securities and Exchange Commission]

personnel for the Event and the Program. The selection of each such announcer and color commentator shall be subject to the approval of USA, which approval shall not be unreasonably withheld. USA, at its sole expense, may provide a coordinating producer at the Event, in the exercise of its discretion. Contractor shall supply, at no cost to USA, a business telephone in its production truck at the Event staffed by an individual immediately prior to and during any live feed who will coordinate the feed of such Event and Program with USA. Contractor shall consult with USA at regular intervals concerning the production of the Event and the Program, and USA shall have the right of prior approval with respect to the material elements, format and content of the Event and the Program; provided, however, that USA agrees that It shall not
                 --------  -------
unreasonably withhold its approval of any of the foregoing. Contractor represents and warrants that USA shall incur no costs associated with the production of the Event, including, without limitation, any of the foregoing, except with respect to the coordinating producer, if any, provided by USA.

               (ii) Contractor shall be responsible for, and shall pay all costs associated with, the delivery of a live, quality audiovisual signal of the Event by satellite to USA's network control center. In the event that any of such costs are paid directly by USA, Contractor promptly shall reimburse USA therefor upon receipt of appropriate invoices. Such signal shall be delivered so as to enable USA to carry the live Program(s) at the scheduled time(s).

     5. (a) The term hereof shall commence on September 28, 1998 and shall end on September 23, 2001 (the "Term"). Notwithstanding the foregoing, either party hereto may terminate this Agreement as of September 24, 2000, for any reason whatsoever, by written notice to the other, delivered on or before November 30, 1999.

                            CONFIDENTIAL TREATMENT
   *****[Deleted pursuant to a request for Confidential Treatment and filed separately with the Securities and Exchange Commission]

          (b)  Provided there has been no early termination as set forth in
Section 5(a) above, USA and Contractor shall negotiate exclusively with one another for a period of forty-five (45) days commencing November 30, 2000 (or November 30, 1999 if notice of termination is given pursuant to Section 5(a) above), with respect to an extension of this Agreement. In no event shall Contractor negotiate with any third party with respect to any of the three Series prior to the end of such exclusive negotiation period. In the event that the parties are unable to reach a final agreement during such period, Contractor may enter into negotiations with third parties with respect to any or all of the three Series. In no event, however, shall Contractor enter into any arrangement, understanding or agreement with any such third party with respect to any or all of the three Series without first giving to USA a right of first refusal, exercisable within ten (10) business days following receipt by USA of written notice detailing the terms of the third party offer(s), as to any such offer(s) which Contractor intends to accept. If USA does not meet such offer(s), Contractor will not enter into an Agreement with such third party on terms less favorable to it than those contained in the offer(s) without again affording USA a first refusal as above provided.

     6. As partial consideration for the rights contained herein, and provided Contractor has fulfilled all of its obligations contained herein, USA shall make payments to Contractor as follows:

          (a) With respect to the Raw Series, the payment shall be in the amount of ***** for each Program carried between September 28, 1998 and September 26, 1999, ***** for each Program carried between September 27, 1999 and September 24, 2000, and ***** for each Program carried between September 25, 2000 and September 23, 2001.

                            CONFIDENTIAL TREATMENT
   *****[Deleted pursuant to a request for Confidential Treatment and filed separately with the Securities and Exchange Commission]

          (b) With respect to the Live Wire Series and the Superstars Series, the payment shall be ***** for each Program carried between September 28, 1998 and September 26, 1999, ***** for each Program carried between September 27, 1999 and September 24, 2000, and ***** for each Program carried between September 25, 2000 and September 23, 2001.

          (c) USA shall make all payments to Contractor required pursuant to Sections 6(a) and 6(b) above within ten (10) days following the last day of the month during which the particular Programs were carried by USA, based on the per-Program fee for each Series. No payment shall be required for any Programs preempted and not rescheduled.

     7. (a) As further consideration for the rights contained herein, Contractor shall have the right, subject to the conditions contained in Sections 7(b) through 7(h) below, to sell or use the following amount of commercial advertising time within the carriages of each Program within the Territory:

               (i) With respect to the Raw Series, Contractor shall be entitled to sell or use ***** of commercial advertising time in each of the Programs provided hereunder. USA shall have the right to sell or use ***** of commercial advertising time in each Program; ***** of it which may use for the sale of commercial advertising time, and the remaining ***** of which it shall use only for billboards, network identifications, and/or to promote the USA Network program service, or programs on such service or other program services owned, operated or controlled by USA. In addition to the commercial advertising time set forth above, ***** of time in each Program also shall be set aside so that USA may make such time available to the distributees of the USA Network program service on which such Programs are being carried.

                            CONFIDENTIAL TREATMENT
   *****[Deleted pursuant to a request for Confidential Treatment and filed separately with the Securities and Exchange Commission]

               (ii) With respect to the Live Wire Series and Superstars Series, Contractor shall be entitled to sell or use ***** of commercial advertising time in each Program. USA shall have the right to sell or use ***** of commercial advertising time in each Program; ***** of which it may use for the sale of commercial advertising time, and the remaining ***** of which it shall use only for billboards, network identifications, and/or to promote the USA Network program service, or programs on such service or other program service owned, operated or controlled by USA. In addition to the commercial advertising time set forth above, ***** of commercial advertising time in each Program also shall be set aside so that USA may make such time available to the distributees of the USA Network program service on which such Programs are being carried.

          (b)  In each twelve-month period of the Term (September 30 - September
29), Contractor agrees to pay USA an amount equal to the greater of (i) ***** of all "net advertising revenues" received by Contractor from its sale of commercial advertising time in Programs carried during such twelve-month period, and (ii) the amount of ***** with respect to the September 28, 1998 - September 26, 1999 period; the amount of ***** with respect to the September 27, 1999 - September 24, 2000 period; and the amount of ***** with respect to the September 25, 2000 - September 23, 2001 period. Contractor shall pay the amounts set forth in (ii) above in equal installments, every other month, on or before the 15th day of each month during the relevant twelve-month period, commencing with a payment due on or before December 15, 1998. Within forty-five (45) days after the end of each such twelve-month period, Contractor shall submit to USA a detailed statement setting forth its calculation of "net advertising revenues" for such period, including, without limitation, any allocations from "joint

                            CONFIDENTIAL TREATMENT
   *****[Deleted pursuant to a request for Confidential Treatment and filed separately with the Securities and Exchange Commission]

sales" made related thereto. Such statement shall be accompanied by the payment of additional amounts which may be owing to USA pursuant to (i) above, if any. For purposes of this Agreement, the term "net advertising revenues" shall mean all gross advertising sales in the Series by Contractor, less only advertising agency commissions. To the extent that Contractor sells commercial advertising in any of the Programs in conjunction with other programs not covered by this Agreement ("joint sales"), then it shall allocate the net advertising revenues generated from such joint sales among the Programs hereunder and such other programs, based upon the fair market value determined on a CPM (cost per thousand) basis among all the Programs and such other programs. Contractor agrees to keep true and accurate books and records of all amounts pertaining to its commercial advertising sales hereunder and its calculation of "net advertising revenues." Within sixty (60) days after its receipt of any statement hereunder, USA, or its independent public accountants, shall have the right, to audit and make extracts of such books and records of Contractor, at USA's expense, wherever such books and records may be located, but only insofar as such books and records relate to the calculation of "net advertising revenues" hereunder. Any such audit shall take place upon not less than ten (10) days advance written notice, during normal business hours on normal business days. If, after such audit, USA disputes Contractor's calculation of "net advertising revenues," it shall promptly so notify Contractor, in writing, and the parties then shall have ten (10) business days in which to resolve the dispute. If they are unable to do so, the dispute shall be submitted to binding arbitration in New York City, in accordance with the then existing rules of the American Arbitration Association. In such event, the parties hereto mutually shall select a neutral arbitrator from the American Arbitration Association to hear such dispute. If within ten (10) business days

                            CONFIDENTIAL TREATMENT
   *****[Deleted pursuant to a request for Confidential Treatment and filed separately with the Securities and Exchange Commission]

the parties fail to mutually select an arbitrator, then each party shall select an arbitrator from the American Arbitration Association for the purpose of selecting a third arbitrator. The two arbitrators shall have ten (10) business days to select the third arbitrator. Judgment upon any award rendered by the arbitrator(s) may be may be entered by any court having jurisdiction thereof. Each party shall bear its own costs associated with the arbitration hearing.

          (c) In the event that Contractor is unable to sell or use any or all of the commercial advertising time allotted to it for any Program, or fails to meet the delivery schedule set forth in Section 7(g) below, then (i) USA may use such time as it determines and shall not be liable to Contractor for any compensation received therefor, and (ii) Contractor may not carry forward or accrue such unused or unsold commercial advertising time.

          (d) All sales of commercial advertising time by Contractor shall be subject to the prior written approval of USA, such approval not to be unreasonably withheld. Contractor shall notify and provide USA's Account Executive-Direct Response with a 3/4" tape of any direct response or per-inquiry advertisements Contractor intends to use at least ten (10) days prior to any intended use.

          (e) USA agrees not to sell any commercial advertising time during any Program for live wrestling related gate events, wrestling related pay-per-views, wrestling related television shows, products directly related to wrestling or any other wrestling items competitive with World Wrestling Federation products, including without limitation, any such items related in any manner to World Championship Wrestling, New World Order, or any subsidiary or affiliate thereof or any other wrestling entity owned or operated by Time Warner, Inc., Turner Broadcasting System, Inc. or any subsidiary or affiliate thereof.

                            CONFIDENTIAL TREATMENT
   *****[Deleted pursuant to a request for Confidential Treatment and filed separately with the Securities and Exchange Commission]

          (f) Neither party hereunder shall grant exclusivity to any purchaser of commercial advertising time in any of the three Series without first receiving the other party's prior written consent thereto.

          (g) Contractor shall supply to USA, at its executive offices in New York, New York, or at such other reasonable location as USA may designate, the commercial advertising material which it intends to use pursuant to this Section 7, at least five (5) business days prior to the date of the carriage of the Program during which such commercial advertising material is to be carried. All commercial advertising material to be supplied by Contractor shall be delivered to USA on high-band master 1" Form C videotape.

          (h) Neither Contractor nor USA shall provide any commercial or other announcements which do not comply with any governmental codes, rules or regulations, or, without limitation, which advertise cigarettes or liquor (excluding beer).

     8. (a) Subject to Section 8(b) below, USA represents and warrants that it shall carry one Live Wire Program and one Superstars Program every week during the Term. Subject to Section 8(b) below, USA further represents and warrants that it will carry one Raw Program at least fifty (50) out of every fifty-two (52) weeks of each season (September 28 - September 27) during the Term. It is the present intent of USA, subject to occasional scheduling conflicts which may arise, to schedule its carriage of the Series as follows:

               (i) The carriages of the Raw Programs presently are scheduled to commence at 9:00 PM, Eastern and Pacific time, on Mondays. USA, in its sole discretion, without any approval from Contractor (but subject to the notice provisions below), may reschedule its carriage of these Programs, provided that the starting time is no earlier than 7:00

                            CONFIDENTIAL TREATMENT
   *****[Deleted pursuant to a request for Confidential Treatment and filed separately with the Securities and Exchange Commission]

PM nor later than 9:30 PM, on such night of the week as USA, in it sole discretion, determines. Notwithstanding the foregoing, Contractor acknowledges that one Raw Program each February, and two (2) Raw Programs each August/September during the U.S. Open tennis tournament, shall be preempted from their regularly initially scheduled time period and may be carried during a comparable time period on another day of the week. For these purposes, each rescheduled carriage may commence at any time between 7:00 PM and 11:00 PM, on such night as USA shall select, and shall be deemed to have been carried in a comparable time period and shall not constitute a preemption pursuant to Sections 8 (b) and/or 8(d) below. USA shall give Contractor at least thirty (30) days notice of the date and time to which each such carriage has been rescheduled. In addition, USA shall not change the regularly scheduled day or time of its carriage of the Raw Programs as set forth above, without giving Contractor at least seventy-five (75) days prior notice thereof. However, in the event USA gives Contractor only sixty (60) days actual prior notice thereof, Contractor shall use reasonable efforts to accommodate such change, subject to its own arena scheduling conflicts.

               (ii) The carriages of the Live Wire Programs presently are scheduled to commence between the hours of 10:00 AM and 11:00 AM, Eastern and Pacific time, on Saturdays. USA, in its sole discretion, without any approval from Contractor (but subject to the notice provision below), may reschedule its carriage of these Programs, provided that the starting time is no earlier than 10:00 AM nor later than 2:00 PM, Saturdays. Notwithstanding the foregoing, Contractor acknowledges that the Live Wire Program on December 25, 1999 and the Live Wire Program on January 1, 2000 shall be preempted from its initially scheduled time period and may be carried at any time on the same day, commencing at any time up to 11:30 PM

                            CONFIDENTIAL TREATMENT
   *****[Deleted pursuant to a request for Confidential Treatment and filed separately with the Securities and Exchange Commission]

that night. In addition, USA shall not change the regularly scheduled day or time of its carriage of the Live Wire Programs as set forth above, without giving Contractor at least thirty (30) days prior notice thereof.

               (iii) The carriages of the Superstars Programs presently are scheduled to commence between the hours of 11:00 AM and 12:00 Noon, Eastern and Pacific time, on Sundays. USA, in its sole discretion, without any approval from Contractor, may reschedule its carriage of these Programs, provided that the starting time is no earlier than 10:00 AM nor later than 2:00 PM, Saturdays or Sundays. In addition, USA shall not change the regularly scheduled day or time of its carriage of the Superstars Programs, without giving Contractor at least thirty (30) days prior notice thereof.

          (b) The parties hereto acknowledge that from time to time, USA may preempt its scheduled carriage of any Program. USA agrees, however, that it will not preempt its scheduled carriage of any Series more than two (2) times during any calendar quarter during the Term. If USA desires to reschedule its carriage of any preempted Program during the calendar week of such preemption, Contractor shall deliver a Program of the appropriate Series pursuant to the terms and conditions of this Agreement. USA will provide Contractor with at least thirty
(30) days prior notice of its desire to receive a Program of the applicable Series for any such preemption and the exact date and time it will carry the rescheduled Program.

          (c) Contractor shall deliver an original Program, in accordance with the terms of this Agreement, so as to enable USA to carry one (1) original Program in each scheduled time period. Each original Raw Program shall be accompanied by a Spanish language version. The Spanish language versions shall be provided by Contractor at no additional charge to USA. USA

                            CONFIDENTIAL TREATMENT
   *****[Deleted pursuant to a request for Confidential Treatment and filed separately with the Securities and Exchange Commission]

also shall have the right, at its own cost, to create its own Spanish subtitled version of the Live Wire and Superstars Programs, such version subject to Contractor's approval.

          (d) In the event that USA preempts and fails to reschedule any Program pursuant to Section 8(b) above, the payment to be made by Contractor pursuant to Section 7(b)(ii) above for the applicable twelve-month period shall be reduced by an amount determined as follows: (i) for the September 28, 1998 - September 26, 1999 period, (x) the amount of ***** for any Raw Program preempted, and (y) the amount of ***** for any Live Wire Program or Superstars Program preempted; (ii) for the September 27, 1999 - September 24, 2000 period,
(x) the amount of ***** for any Raw Program preempted, and (y) the amount of ***** for any Live Wire Program or Superstars Program preempted; and (iii) for the September 25, 2000 - September 23, 2001 period, (x) the amount of ***** for any Raw Program preempted, and (y) the amount of ***** for any Live Wire Program or Superstars Program preempted. In the event USA reschedules a preempted Raw Program, so that the carriage of such rescheduled Raw Program commences at 11:00 PM or later (but specifically not including the rescheduled Raw Programs pursuant to Section 8(a)(i) above), the payment to be made by Contractor pursuant to Section 7(b)(ii) above for the applicable twelve-month period shall be reduced by the amount of *****. All payment reductions hereunder shall be made from the installment payment immediately following the affected Program.

          (e) Contractor acknowledges that USA provides its USA Network program service via separate transponders designed to serve separate time zones in the Territory and that affiliates of such program service outside the continental United States may further delay their transmissions of such service. It is agreed that all corresponding transmissions of each Program

                            CONFIDENTIAL TREATMENT
   *****[Deleted pursuant to a request for Confidential Treatment and filed separately with the Securities and Exchange Commission]

via such separate transponders or other delivery means shall together constitute one transmission thereof. In addition, in the future, USA may provide its USA Network program service in the Territory in different channel positions, but with similar programming at different times ("multiplex services"). As a result, all corresponding transmissions of each Program via multiple transmissions or on multiplex services together shall constitute one transmission of such Program.

     9. (a) Delivery of each taped Program hereunder shall consist of either (i) one high-band master 1" Form C, or D-3 digital, color-balanced composite videotape, fully-edited with audio in perfect synchronization with the photographic action, close-captioned, with Spanish language commentary on a separate audio track for each Program of the Raw Series, meeting USA Network's technical standards, complete and suitable in all respects for cablecasting and broadcasting, fully-titled with integrated commercial billboards and conformed to the commercial format as approved by USA, or (ii) an electronic feed (satellite or fiber) meeting comparable specifications, as USA may reasonably determine to be acceptable.

          (b) Contractor shall use reasonable efforts to assist USA in promoting, advertising and marketing the Programs and each Series.

          (c) USA agrees to include in the USA Network program service during each Thursday - Monday of the Term at least the following spots promoting one or more of the Series hereunder: (i) ***** per each of such days in the early fringe daypart (4:00 PM - 7:00 PM), (ii) ***** per each of such days in the primetime daypart (7:00 PM - 11:00 PM), and (iii) ***** per each of such days in the late night daypart (11 :00 PM - 2:00 AM). The exact length of each spot to be determined by USA, but in no event less than ***** each.

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                            CONFIDENTIAL TREATMENT
   *****[Deleted pursuant to a request for Confidential Treatment and filed separately with the Securities and Exchange Commission]

     10. Contractor shall be fully responsible for, and pay all costs incurred in connection with, the complete production and delivery of each Program including, without limitation, any and all payments to persons performing services in connection with the Programs, the wrestlers, managers, ring officials, and the production, direction, recording and editing of the Programs. Contractor shall obtain rights sufficient to allow it to fully perform its obligations hereunder.

     11.  Contractor warrants and represents that:

          (a) It owns or controls the entire and exclusive distribution and exhibition rights in and to the Programs and the three Series throughout the Territory; it has the fully legal right, power and authority to enter into and perform this Agreement and to grant the rights to USA contained herein, including, without limitation, the right to broadcast and cablecast the Programs and each Series as herein provided; to the best of Contractor's knowledge, there is no outstanding contract, commitment, arrangement or legal impediment of any kind which is in conflict with this Agreement or which might in any way limit, restrict or impair the rights granted to USA hereunder; and it will not, so long as this Agreement remains in effect, grant, or purport to grant, to any person, rights of any kind in the Programs or the three Series, the exercise of which will derogate from, or be inconsistent with, the rights granted to USA hereunder;

          (b) The Programs and the three Series licensed herein do not, and the exercise by USA or by any party claiming under or through USA of the rights herein granted will not, infringe upon the common law rights, or the copyright, or the literary, dramatic, music, motion picture, or patent rights, or the trademark or trade name of any person, and do not and will not violate the private, civil or property rights, or the right of privacy, of any person;

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                            CONFIDENTIAL TREATMENT
   *****[Deleted pursuant to a request for Confidential Treatment and filed separately with the Securities and Exchange Commission]

          (c) In connection with each Program produced hereunder, USA, any affiliate to which the Program is distributed by USA, each sponsor and such sponsor's advertising agency and each USA licensee, shall have the right and may grant to others the right to reproduce, print, publish or disseminate in any medium, the portrait, picture, name and likeness, and voice of, and biographical material concerning, each person appearing in such Program and all other persons connected with the production of the Programs, the title of each Series and the Programs, any music or excerpts thereof (whether original or recomposed) in each Program, Contractor's name and oral and/or visual portions of each Program, and any artwork or design created by or for Contractor in connection with the production of each Program, solely as news or information, for the purposes of trade or for advertising purposes; provided, however, no direct endorsement by
                                   --------  -------
any such person of any product or service shall be used without such person's consent;

          (d) The music contained in each Program shall be (i) in the public domain or (ii) if not in the public domain, Contractor shall have obtained, at no additional cost to USA, both music synchronization and music performance rights sufficient for USA's broadcasts and cablecasts authorized hereunder. Contractor shall provide the appropriate music rights societies with appropriate cue sheets as to all music included in the Programs;

          (e) In the production and making of the Programs, all applicable collective bargaining agreements and all applicable rules and regulations of any unions having jurisdiction in the premises were complied with; all persons who performed services in or in connection with the Programs received full payment with respect thereto and with respect to the carriage of the Programs and the three Series provided in this Agreement; and no fee, compensation or any other payment whatsoever will ever be required to be made by USA to any producer, director, actor,

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                            CONFIDENTIAL TREATMENT
   *****[Deleted pursuant to a request for Confidential Treatment and filed separately with the Securities and Exchange Commission]

writer or any other person who performed services in or in connection with the Programs or any of the three Series by reason of the use thereof as provided in this Agreement; and

          (f) It will obtain, and maintain in effect throughout the Term, at no cost to USA, a policy of television producer's liability insurance applicable to all broadcasts or cablecasts hereunder having limits of *****; such insurance has standard coverage, including, but not limited to, coverage with respect to defamation, infringement of common law or statutory copyright, infringement of rights in material to be broadcast or cablecast or in the manner of presentation thereof, infringement of privacy rights and unauthorized use of material in Programs hereunder; such policy includes a provision requiring the insurance company to give USA prompt notice of any revision, modification or cancellation thereof; USA is an additional insured in such policy; and such policy contains an endorsement deleting the condition thereof entitled "Other Insurance" as to any insurance in force for or in the name of USA.

          The breach by Contractor of any of the foregoing warranties and representations shall constitute a material breach for purposes of this Agreement.
     12.  USA warrants and represents that:

          (a) Subject to the provisions hereof, it shall broadcast or cablecast all Programs as delivered; and

          (b) It is free to enter into and fully perform the terms and conditions of this Agreement.

     13. (a) At all times, Contractor shall indemnify and hold harmless USA, the sponsors of each Program or Series, their advertising agencies, any affiliates over the facilities of which the Programs are broadcast or cablecast, any licensee of USA and any person, firm or

                            CONFIDENTIAL TREATMENT
   *****[Deleted pursuant to a request for Confidential Treatment and filed separately with the Securities and Exchange Commission]

corporation making use thereof, from and against any and all claims, damages, liabilities, costs and expenses, including reasonable counsel fees, arising out of or based upon:

               (i)    the broadcast or cablecast of any Program or Series;

               (ii) the use of any materials furnished by Contractor hereunder, including commercial announcements;

               (iii) any acts done or words spoken by Contractor and/or any person whose services are furnished by Contractor hereunder in connection with the production, rehearsal, broadcast or cablecast of any of the Programs; or

               (iv) any breach by Contractor of any warranty, representation, or agreement made by Contractor herein.

          (b) At all times, USA shall indemnify and hold harmless Contractor, its parent and affiliated companies and its, and their, respective, agents, employees, licensees, contractors, sponsors, and agencies of the Programs, from and against any and all claims, damages, liabilities, costs and expenses, including reasonable counsel fees, arising out of or based upon:

               (i) any breach by USA of any warranty, representation or agreement made by USA herein; or

               (ii) the use of any materials inserted by USA in any of the Programs, including commercial announcements sold by USA.

          (c) The indemnifications provided in Section 13(a) and Section 13(b) above shall be subject to the condition that the party seeking indemnification shall notify the indemnifying party promptly of any claim or litigation for which indemnification is sought. The indemnifying party, at its option, may assume the defense of any such claim or litigation. If the

                            CONFIDENTIAL TREATMENT
   *****[Deleted pursuant to a request for Confidential Treatment and filed separately with the Securities and Exchange Commission]

indemnifying party assumes the defense of any such claim or litigation, its obligation with respect thereto shall be limited to holding the indemnified party harmless from and against any loss, damage or cost caused by or arising out of any judgment or settlement approved by the indemnifying party in connection therewith.

          (d) The party seeking indemnification shall cooperate fully with the reasonable requests of the indemnifying party in its participation in, and control of, any compromise, settlement, litigation or other resolution or disposition of any such claim or litigation.

     14. If, by reason of fire, flood, epidemic, earthquake, explosion, accident, labor dispute or strike, act of God or public enemy, riot or civil disturbance, war (declared or undeclared) or armed conflict, inability to obtain personnel or materials or facilities, delays of common carriers, the failure of satellite, transponder or technical facilities, any municipal ordinance, any state or federal law, governmental order or regulation, or any thing or occurrence not within the parties' control (all such events shall hereinafter be collectively called "Force Majeure Events"), the commencement, delivery, broadcast or cablecast of any Program or Series is materially delayed, hampered, interrupted or interfered with, neither USA nor Contractor shall have any liability or obligation to the other party hereunder with respect to the Program so affected, and the inability of USA to carry the affected Program shall not constitute a preemption pursuant to Section 8(b) above. If more than three (3) consecutive Programs of any Series are canceled or unable to be carried, at any time thereafter until carriage of such Series has resumed, USA may terminate this Agreement upon written notice to Contractor as to any or all of the Series (at USA's option) and neither party shall have any further obligations to the other party

                            CONFIDENTIAL TREATMENT
   *****[Deleted pursuant to a request for Confidential Treatment and filed separately with the Securities and Exchange Commission]

hereunder with respect to such Series, except with respect to the Programs of such Series theretofore delivered.

     15. (a) Without prejudice to whatever other rights USA may have, at USA's option, this Agreement may be terminated upon ten (10) days' written notice to Contractor, at any time after any of the following occurrences:

                (i) The insolvency, voluntary or involuntary bankruptcy, judicial liquidation or reorganization petition, appointment of a receiver or corporate dissolution by, for or on behalf of Contractor; or

                (ii) Any material breach of any one or more of the representations or warranties or material conditions of the Agreement, which breach is not cured within ten (10) days after receipt by Contractor of written notice from USA; provided, however, that if Contractor is unable to cure, due to
                 --------  -------
the nature of the failure, USA may not terminate if, within such ten (10) day period, Contractor has paid or indemnified USA for any loss resulting from such failure and has taken reasonable steps to prevent a recurrence of such failure; or

               (iii) Actions by Contractor during the term of this Agreement which, in USA's reasonable judgment, would subject USA to liability or continued adverse publicity if the Agreement were to continue in effect; provided,
                                                               --------
however, that USA shall provide Contractor with specific written notice of the
-------
actions of Contractor giving rise to consideration of termination of this Agreement and shall discuss such matter in good faith with Contractor.

          (b) Without prejudice to whatever other rights Contractor may have, at Contractor's option, this Agreement may be terminated upon ten (10) days' written notice to USA, at any time after any of the following occurrences:

                            CONFIDENTIAL TREATMENT
   *****[Deleted pursuant to a request for Confidential Treatment and filed separately with the Securities and Exchange Commission]

               (i) The insolvency, voluntary or involuntary bankruptcy, judicial liquidation or reorganization petition, appointment of a receiver or corporate dissolution by, for or on behalf of USA; or

               (ii) Any material breach of any one or more of the representations or warranties or material terms and conditions of this Agreement, which breach is not cured within ten (10) days after receipt by USA of written notice from Contractor; provided, however, that if USA is unable to
                                   --------  -------
cure, due to the nature of the failure, Contractor may not terminate if, within such ten (10) day period, USA has paid or indemnified Contractor for any loss resulting from such failure and has taken reasonable steps to prevent a recurrence of such failure.

     16. The parties hereto expressly agree that the relationship between them hereunder is that of two principals dealing with each other as independent contractors, subject to the terms and conditions of this Agreement. At no time, past, present or future, shall the relationship of the parties herein be deemed or intended to constitute an agency, partnership, joint venture, or a collaboration for the purposes of sharing any profits or ownership in common. Neither party shall have the right, power or authority at any time to act on behalf of, or represent, the other party, but each party hereto shall be separately and entirely liable for its own respective debts in all respects.

     17. Contractor shall not assign its rights or obligations under this Agreement without the written consent of USA; provided, however, that Contractor
                                              --------  -------
may assign such rights and obligations to a wholly-owned subsidiary of Contractor without obtaining USA's prior written consent.

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                            CONFIDENTIAL TREATMENT
   *****[Deleted pursuant to a request for Confidential Treatment and filed separately with the Securities and Exchange Commission]

     18. Any and all notices, communications and demands required or desired to be given hereunder by either party hereto shall be in writing and shall be validly given or made if served either personally or if deposited in the United States mail, certified or registered, postage prepaid, return receipt requested. If such notice or demand is served by registered or certified mail in the manner herein provided, service shall be conclusively deemed made forty-eight (48) hours after the deposit thereof in the United States mail addressed to the party to whom such notice or demand is to be given as hereinafter set forth.

          USA:         USA NETWORKS
                       2049 Century Park East
                       Suite 2550
                       Los Angeles, CA 90067
                       Attn: President, Programming and Marketing

          Copy to:     USA NETWORKS
                       1230 Avenue of the Americas
                       New York, New York 10020
                       Attn: Vice President, Original Productions
                             and Current Programming

          Copy to:     USA NETWORKS
                       1230 Avenue of the Americas
                       New York, New York 10020
                       Attn: Vice President, Business Affairs and General
                             Counsel

          Contractor:  TITAN SPORTS, INC.
                       1241 East Main Street
                       Stamford, Connecticut 06902
                       Attn: President and Chief Executive Officer

          Copy to:     TITAN SPORTS, INC.
                       1241 East Main Street
                       Stamford, Connecticut 06902
                       Attn: Senior Vice President, and General Counsel

          Copy to:     THE WILLIAM MORRIS AGENCY, INC.
                       151 El Camino Drive
                       Beverly Hills, CA 90210

                            CONFIDENTIAL TREATMENT
   *****[Deleted pursuant to a request for Confidential Treatment and filed separately with the Securities and Exchange Commission]


                      Attn:  Mr. Mark Itkin

Either party may change its address for the purpose of receiving notices or demands by providing written notice given in such manner to the other party hereto, which notice of change of address shall not become effective, however, until the actual receipt thereof by the other party.

     19. This Agreement shall be construed, interpreted and enforced in accordance with and shall be governed by the laws of the State of New York applicable to agreements entered into and wholly to be performed in New York. Contractor hereby submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York State court sitting in New York City for purposes of any legal proceedings arising out of or relating in any way to this Agreement or the transactions contemplated hereby. Contractor also irrevocably waives, to the fullest extent permitted by law, any objection which it may have, now or hereafter, to the laying of venue in any such court and any claim that any proceeding brought in any such court has been brought in an inconvenient forum.

     20. This Agreement sets forth the entire agreement and understanding relating to the subject matter hereof, and supersedes all prior agreements, arrangements and understandings relating to the subject matter hereof.

     21. Any provision herein found by a court of law to be void or unenforceable shall not affect the validity or enforceability of any other provisions of this Agreement.

     22. This Agreement shall not be altered, amended or modified other than by a written instrument executed by both parties hereto. Each party hereto shall execute any and all further documents or amendments which either party hereto may deem necessary and proper to carry out the purposes of this Agreement.

                            CONFIDENTIAL TREATMENT
   *****[Deleted pursuant to a request for Confidential Treatment and filed separately with the Securities and Exchange Commission]

     23. USA and Contractor each represents and warrants that it shall not disclose to any third party (other than its employees, in their capacity as such) any information with respect to the financial terms and provisions of this Agreement except (a) to the extent necessary to comply with law or the valid order of a court of competent jurisdiction, in which event the party so complying shall so notify the other party as promptly as practicable (and, if possible, prior to making any disclosure) and shall seek confidential treatment of such information, (b) as part of its normal reporting or review procedure to its parent company, its auditors or its attorneys and such parent company, auditors or attorneys, as the case may be, agree to be bound by the provisions of this Section 23 or (c) in order to enforce its rights pursuant to this Agreement.

     24. USA shall use all reasonable efforts to provide Contractor with ratings and demographic information regarding the Programs provided by Contractor to USA.

                            CONFIDENTIAL TREATMENT
   *****[Deleted pursuant to a request for Confidential Treatment and filed separately with the Securities and Exchange Commission]

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the first date written above.

                                          USA NETWORKS

                                          By_________________________


                                          TITAN SPORTS, INC.

                                          By__________________________